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                                                          CENTEX EXHIBIT 10.5a

                         EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Agreement") is made as of the 1st day of June, 2000, by and between Centex Corporation, a Nevada corporation, (the "Corporation") and Leldon E. Echols, an individual residing in Dallas County, Texas (the "Executive").

                                    RECITALS:

The Company desires to employ Executive and Executive desires to be employed by and to serve the Company in the capacities and for the term and compensation and upon and subject to the terms and conditions hereinafter set forth.

                                   AGREEMENT:

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Corporation and the Executive agree as follows:

     1. Definitions. For the purposes of the Agreement, the following definitions shall apply unless the context requires otherwise:

          a. "Affiliate" shall mean any individual, entity, or corporation that controls, is controlled by, or is under common control with the Corporation.

          b. "Average Bonus" shall mean the result obtained by dividing the sum of the bonuses, if any, paid to the Executive pursuant to Subsection 4.b below in respect of the two fiscal years next preceding the fiscal year in which a Change in Control of the Corporation occurs by the number of years during such two-year period in which the Executive was entitled to receive a bonus pursuant to Subsection 4.b below.

          c. "Board" shall mean the Board of Directors of the Corporation.

          d. "Breach" shall mean a breach by the Executive or the Corporation, as the case may be, of a term of this Agreement which breach remains uncured for 15 days after written notice is received by the party in breach from the party asserting the breach.

          e. A "Change in Control" shall be deemed to have occurred if (i) the Corporation merges or consolidates with any other corporation (other than a wholly-owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation), (ii) the Corporation sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the Corporation is dissolved, or
     (iv) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Common Stock of the Corporation having 50% or more of the total number of votes that may be cast for the election of directors of the Corporation; or as a result of, or in connection with, a contested election for directors, the persons who were directors of the Corporation


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     before such election shall cease to constitute a majority of the Board of
     Directors of the Corporation. Notwithstanding any provision of this Subsection 1.e., an event, transaction, or Corporate action described in this Subsection which would otherwise be deemed a Change in Control, will not be deemed a Change in Control if: it is a management led or supported transaction by persons who were the directors of the Corporation and persons who were the executive officers of the Corporation as of six months prior to such event; and if immediately after such event such persons constitute a majority of the directors and constitute a majority of executive officers for, and own in the aggregate at least fifteen percent of the voting securities or interest of, the Corporation or the surviving or resulting corporation or the parent of the resulting corporation.

          f. "Common Stock" shall mean the common stock of the Corporation, par value $.25.

          g. "Disability" shall mean the Executive's inability, by reason of a mental or physical impairment, to perform his obligations and agreements as set forth in Section 3 below for a period of twelve (12) consecutive months or more.

          h. "Termination for Cause" shall mean the Corporation's termination of the Executive's employment with the Corporation pursuant to a determination by the Board, in its sole and absolute discretion, but acting in good faith, that the individual is guilty of engaging in acts in the course of his employment with the Corporation that constitute theft, dishonesty, fraud, or embezzlement.

          i. "Termination Without Cause" shall mean any termination by the Corporation of the Executive's employment with the Corporation other than a Termination for Cause. In addition, if (i) the Board alters the duties of the Executive so that the Executive no longer renders such services of an executive and administrative character to the Corporation and its Affiliates as are usual and customary in the case of the executive vice president and chief financial officer of a corporation such as the Corporation and (ii) the Executive thereafter terminates employment with the Corporation, such termination by the Executive shall be deemed not a voluntary termination of employment by the Executive but a termination by the Corporation of the Executive's employment with the Corporation that is a Termination Without Cause.

     2. Employment Period. The Corporation agrees to employ the Executive and Executive accepts such employment for a term of two (2) years to begin on the date of this Agreement and such term shall be automatically renewed and recommenced on a daily basis so that on any day of the term of this Agreement the remainder of the term shall be two (2) years.

     3. Services. Subject to the power of the Board to elect and remove officers, during the term of his employment under this Agreement the Executive shall serve as Executive Vice President and Chief Financial Officer of the Corporation (or in such other office of comparable or greater responsibility as the Board may determine). In such capacities the Executive shall, as the Board may from time to time direct, render such services of an executive and administrative

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character to the Corporation and its Affiliates as are usual and customary in the case of the executive vice president and chief financial officer of a corporation such as the Corporation. The Executive shall devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Corporation and its Affiliates.

     4. Compensation.

          a. Base Salary. The Corporation shall pay the Executive, in addition to other compensation for services rendered by the Executive under this Agreement, a "Base Salary" (herein so-called). The initial Base Salary shall be $450,000 per year. The Executive's Base Salary shall be paid in accordance with the customary payroll policy of the Corporation in effect at the time payments thereof are to be made, or as may otherwise be mutually agreed upon by the Executive and the Corporation. The Executive's Base Salary shall be reviewed by the Board in May 2001, and during each subsequent May during the term of the Executive's employment under this Agreement, with adjustments in such Base Salary to become effective as provided by the Board; provided, however, that the Executive's annualized Base Salary shall not be less than the initial Base Salary or the highest subsequent Base Salary established by the Board. Any adjustment of Base Salary by the Board shall become effective immediately for purposes of this Agreement.

          b. Bonuses. For each of the Corporation's fiscal years during which this Agreement is in effect, the Executive shall participate in the Corporation's bonus program for executives in accordance with the Corporation's policy.

          c. Fringe Benefits. The Corporation shall provide to the Executive, during the Executive's employment under this Agreement, all so-called "fringe benefits", including, but not limited to, hospitalization insurance, disability insurance, life insurance, and the like, that are currently granted to or provided for executives and employees of the Corporation or that may be granted to or provided for them during the term of the Executive's employment under this Agreement. In addition, the Corporation shall provide the Executive with an automobile allowance consistent with the terms of the Corporation's policies as from time to time in effect.

     5. Participation in Salary Continuation Plan. The Executive shall be entitled to participate in the Corporation's Salary Continuation Plan upon the same terms and conditions as are offered to other executives of the Corporation.

     6. Participation in Profit Sharing and Retirement Plan. The Executive shall be eligible to participate in the Corporation's Profit Sharing and Retirement Plan on the same terms and conditions as are provided for other employees of the Corporation.

     7. Club Memberships. The Corporation shall provide the Executive with club memberships pursuant to the Corporation's existing policy, and such memberships shall be maintained during the term of the Executive's employment with the Corporation.

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     8. Termination and Resignation. The Corporation shall have the right to terminate the Executive's employment hereunder at any time and for any reason, and upon any such termination the Executive shall be entitled to receive from the Corporation prompt payment of the amount determined pursuant to the applicable Subsection of Section 9 below. The Executive shall have the right to terminate his employment hereunder at any time by resignation, and he shall thereupon be entitled to receive from the Corporation prompt payment of the amount determined pursuant to the applicable Subsection of Section 9 below.

     9. Payments Upon Termination and Resignation.

          a. Pro Rata Payment. If the Corporation terminates the Executive's employment for Cause, or because of the Breach by the Executive of this Agreement, or if the Executive voluntarily resigns prior to the occurrence of a Change in Control of the Corporation at a time when there is no uncured Breach by the Corporation of any term of this Agreement, then in each case the Executive shall be entitled to receive only his then current Base Salary on a pro rata basis to the date of such termination or resignation.

          b. Multiple Base Salary Payment. If the Executive dies, or becomes Disabled, or if prior to the occurrence of a Change in Control the Corporation terminates the Executive's employment Without Cause, or if the Executive resigns because of the Breach by the Corporation of any term of this Agreement, then in each case the Executive (or his heirs or executors) shall be entitled to receive his Base Salary for the remaining term of this Agreement (i.e., for two years after such death, disability, termination or resignation).

          c. Multiple Base Salary and Bonus Payment. If with in two years after the occurrence of a Change in Control of the Corporation, (a) the Corporation terminates the Executive's employment hereunder for any reason other than for Cause, or (b) the Executive voluntarily resigns his employment hereunder for any reason, then in each case the Corporation will pay to the Executive a lump sum termination payment equal to two times the sum of his then current Base Salary and his Average Bonus.

     10. Confidentiality and Competition.

          a. Trade Secret. The Executive recognizes and acknowledges that the names of the Corporation's customers, the Corporation's methods of operation, sales, engineering and other trade secrets, as they may exist from time to time, are valuable, special and unique assets of the Corporation. The Executive shall not, during or after the term of his employment hereunder, disclose any such names or other trade secrets, or any part thereof, that the Executive becomes aware of during his employment, to any person, firm, corporation, association or other entity.

          b. Non-Competition. The Executive agrees that while he is employed by the Corporation, and for two years after his termination of employment with the Corporation for any reason other than termination resulting from a Change in Control or Breach of this Agreement by the Corporation, he will not directly or indirectly associate with any business

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     that is deemed by the Board to be a significant competitor of the
     Corporation or any of the Corporation's Affiliates or principal divisions. For purposes of this Subsection 10.b., the Board, in its sole discretion and acting in good faith, will determine if a business is a significant competitor of the Corporation or any of the Corporation's Affiliates or principal divisions. The Board shall make such determination within twenty
     (20) days after the Executive notifies the Corporation that the Executive intends to associate with or is associated with a business that might be deemed to be a significant competitor of the Corporation. During the two year period following the Executive's termination or resignation under this Agreement, the Executive shall not attempt to entice away any customer or employee of the Corporation or its Affiliates. For purposes of this Subsection 10.b., the Executive will not be deemed to be associated with a business if his sole association with such a business is his ownership of less than 1% of its issued and outstanding capital stock.

     11. Reimbursement of Legal Expenses. If at any time the Executive or his beneficiary or beneficiaries, or his estate, as the case may be, shall commence any legal action to enforce any of the terms or provisions of this Agreement, including, without limitation, any term or provision requiring the payment of compensation to the Executive hereunder, whether in installments or in a lump sum, or the payment of the severance benefit hereunder, and such legal action results in a decision favorable to the person so commencing such action, the Corporation agrees to reimburse such person for all costs and expenses of such action, including reasonable attorney's fees, incurred by such person in connection therewith.

     12. Succession. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including without limitation, any person, partnership or corporation which may acquire all or substantially all or a majority of the Corporation's assets and business, or with or into which the Corporation may be consolidated or merged, and this provision shall apply in the event of any subsequent mergers, consolidations, and transfers, and shall be binding upon the Executive, his heirs and personal representatives.

     13. Waiver of Provisions. The failure of either party to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligation of the other party with respect thereto shall continue in full force and effect.

     14. Notice. Any notice to be given to the Corporation hereunder shall be deemed sufficient if addressed to the Corporation in writing and personally delivered or mailed by certified mail to its office at 2728 North Harwood, Dallas, Texas 75201, Attn: Vice Chairman. Any notice to be given to the Executive hereunder shall be deemed sufficient if addressed to him in writing and personally delivered or mailed by certified mail to 2728 North Harwood, Dallas, Texas 75201. Either party may, by notice as aforesaid, designate a different address or addresses.

     15. Severability. In any event any provision of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, the illegality, invalidity, or unenforceability shall

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not affect the remaining provisions hereof, but such illegal, invalid or unenforceable provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

     16. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     17. Word Usage. Words used in the masculine shall apply in the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

     18. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                CENTEX CORPORATION


                                       By: /s/ David W. Quinn
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                                           David W. Quinn
                                           Vice Chairman


                                           /s/ Leldon E. Echols
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                                           Leldon E. Echols

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